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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated April 16, 2004 (except for Note 30.(a) which is dated as of April 28, 2004 and for Note 30.(b) which is dated as June 9, 2004) relating to the financial statements of Rio Grande Energia S.A. which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Auditores Independentes

Porto Alegre, Brazil
September 22, 2004